                                                                      EXHIBIT 22
                                                                     PAGE 1 OF 2

                           HOST MARRIOTT CORPORATION

                                  SUBSIDIARIES


 1) Beachfront Properties, Inc.


 2) CBM One Corporation

 3) CBM Two Corporation

 4) East Boston Properties, Inc.

 5) Farrell's Ice Cream Parlour Restaurants, Inc.

 6) G.L. Insurance Corporation

 7) HMC Acquisition Properties, Inc.

 8) HMC Acquisitions, Inc.

 9) HMC Airport, Inc.

10) HMC Boyton Beach, Inc.

11) HMC California Leasing Corporation

12) HMC Eastside Financial Corporation

13) HMC Eastside, Inc.

14) HMC Gateway, Inc.


15) HMC Leisure Park Corporation

16) HMC Mexair, Inc.

17) HMC Mexpark, Inc.

18) HMC Polanco, Inc.

19) HMC Retirement Properties, Inc.

20) HMC SFO, Inc.

21) HMC Toronto EC, Inc

22) HMC Ventures, Inc.

23) HMC Westport Corporation

24) HMH HPT Courtyard, Inc.

25) HMH Marina Inc.

26) HMH Pentagon Corporation

27) HMH Properties, Inc.

28) HMH Realty Company, Inc.

29) HMH Restaurants, Inc.

30) HMH Rivers, Inc.


31) HMH WTC, Inc.

32) Host Airport Hotels, Inc.

33) Host Investment, Inc.

34) Host La Jolla, Inc.

35) Host Marriott BCH Hotel Corporation

36) Host Marriott GTN Corporation

37) Host Marriott Hospitality, Inc.

38) Hot Shoppes, Inc.

39) Hotel Properties Management, Inc.

40) Marriott's Bickford's Family Fare, Inc.



41) Marriott Barbados, Ltd.

42) Marriott Condominium Development Corporation

43) Marriott Desert Springs Corporation

44) Marriott Family Restaurants, Inc. of Illinois

45) Marriott Family Restaurants, Inc. of Vermont

46) Marriott Family Restaurants, Inc. of Wisconsin


47) Marriott FIBM One Corporation
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                                                                 EXHIBIT 22

                                                                PAGE 2 OF 2

                         HOST MARRIOTT CORPORATION

                               SUBSIDIARIES



48) Marriott Financial Services, Inc.

49) Marriott Hanover Hotel Corporation

50) Marriott Hotels of NY City, Inc.

51) Marriott Hotels of San Diego, Inc.

52) Marriott Marquis Corporation

53) Marriott MDAH One Corporation

54) Marriott MHP Two Corporation

55) Marriott Park Ridge Corporation

56) Marriott PLP Corporation

57) Marriott Properties, Inc.

58) Marriott Realty Sales, Inc.

59) Marriott RIBM Three Corporation

60) Marriott RIBM Two Corporation

61) Marriott SBM One Corporation

62) Marriott SBM Two Corporation

63) Marriott YBG Corporation

64) MOHS Corporation

65) Montana Food and Beverage Services, Inc.

66) Philadelphia Airport Hotel Corporation

67) Philadelphia Market Street Hotel Corporation

68) RIBM One Corporation

69) Saga Property Leasing Corporation

70) Saga Restaurants, Inc.

71) SFM Finance Corporation

72) Sparky's Virgin Islands, Inc.

73) O.T.E.C. Operations Limited

74) O.T.E.C. Hotels Ltd.


75) Wharf Acquisition, Inc.

76) Willmar Distributors, Inc.